This filing relates to a memo distributed by Fidelity Bancorp, Inc. to participants in the Fidelity Bancorp, Inc. Employee Stock Ownership Plan on November 28, 2012:

Fidelity Savings Bank     1009 Perry Highway, Pittsburgh, PA 15237-2105  (412) 367-3300

MEMORANDUM

TO:	Participants in the Fidelity Bancorp, Inc.
Employee Stock Ownership Plan

FROM:	Richard L. Barron
Senior Vice President

DATE:	November 28, 2012

RE:	Information on the Fidelity Bancorp, Inc.
Employee Stock Ownership Plan

Below are some frequently asked questions regarding the pending termination of the Fidelity Bancorp, Inc. Employee Stock Ownership Plan (the “ESOP”).  If you have any additional questions, please contact Rich Barron at (412) 367-3303, ext. 3131.

1.	Why is the ESOP being terminated?

Fidelity Bancorp, Inc. (the “Company”), the holding company of Fidelity Savings Bank (the “Bank”), entered into a merger agreement (the “Merger Agreement”) with WesBanco, Inc. (“WesBanco”) dated as of July 19, 2012, pursuant to which the Company will be merged into WesBanco (the “Merger”), and thereafter the Company will cease to exist as a separate legal entity.  Section 14.4 of the ESOP provides that the ESOP may be terminated in the event of a change in control of the Company.  As a result, the ESOP will be terminated as of the effective time of the Merger, and you will receive your account balance as described below.

2.	When will the ESOP terminate?

We currently expect the Merger to be completed November 30, 2012, but such date is subject to change.  As indicated in Question 1 above, the ESOP will be terminated as of the effective time of the Merger.

3.	My ESOP account is not 100% vested. What will happen to my account when the ESOP is terminated?

On the date that the Merger closes, Participants will become fully vested in their ESOP account balance as of such date.

4.	What will happen to my shares of Company common stock held in my ESOP account upon completion of the Merger?

The Merger Agreement provides that upon the completion of the Merger, each share of Company common stock that is outstanding (including the shares of Company common stock held in the ESOP) will be converted into 0.8275 shares of WesBanco common stock and $4.50 in cash, without interest.  WesBanco will not issue any fractional shares of its stock in the Merger, so any fractional shares that remain after the exchange will be converted into cash.

5.           When will I receive a distribution from my ESOP account?

The Merger Agreement provides that distributions will be made from the ESOP as soon as practicable after we receive an IRS favorable determination letter with respect to the termination of the ESOP.  We expect that it will take up to 12 months or longer after the completion of the Merger to receive the IRS determination letter.  An application for such letter was filed with the IRS on November 21, 2012.  After the IRS determination letter is received, WesBanco will send to you the relevant forms for you to make the choices described below.

6.	What form of distribution will I receive?

Your distribution from the ESOP will generally consist of WesBanco shares to the extent your account is invested in WesBanco common stock at the time of the distribution, plus an amount of cash to the extent your account contains cash at the time of the distribution.  You may also request to receive your distribution entirely in whole shares of WesBanco common stock (plus cash for any fractional shares).  You will be sent a distribution election form as soon as practicable after the IRS favorable determination letter is received.  Therefore, please keep a current mailing address on file with the Company and the Bank, including WesBanco following completion of the Merger.

7.	How will my ESOP account balance be distributed to me?

When you become eligible to receive a distribution from the ESOP, you will have the following choices on how to receive your ESOP account balance:

➢	Taxable distribution – If you elect a taxable distribution, your account balance will be paid directly to you, less 20% mandatory withholding, if applicable. (See Question 8 below.)

➢
Tax-free rollover to another employer’s retirement plan – If you elect a direct rollover to another employer’s tax-qualified retirement plan, the distribution generally will not be a taxable event to you.  Because not every tax-qualified retirement plan is required to accept a rollover distribution and some plans do not accept rollovers of shares of stock, you must first confirm in advance that the other tax-qualified retirement plan will accept your rollover.  WesBanco has agreed to permit ESOP participants who remain employed by WesBanco following completion of the Merger to roll over their ESOP account balances to the WesBanco Employee Stock Ownership Plan.

➢
Tax-free rollover to a traditional IRA – If you elect a direct rollover to a traditional IRA, the distribution will generally not be a taxable event to you.  Please note that not every IRA will accept a rollover in shares of stock, so you will first need to confirm with the IRA sponsor that the IRA will accept your rollover.

➢
Taxable rollover to a Roth IRA – If you elect a rollover to a Roth IRA, the rollover will be a taxable event to you.  Please note that not every Roth IRA will accept a rollover in shares of stock, so you will first need to confirm with the Roth IRA sponsor that the Roth IRA will accept such a rollover.  Note that Roth IRAs are subject to many rules, and it is possible that you may not be eligible to make a rollover to a Roth IRA.

➢
Combination of a taxable distribution and a rollover – You may elect to receive a portion of your ESOP account balance paid in a taxable distribution to you and have the remaining balance rolled over to another tax-qualified retirement plan or a traditional (tax free) or Roth (taxable) IRA.  The portion that you receive in a direct distribution will be taxed to you, and the amount that is rolled over will generally not be taxed to you at the time of the rollover (except that rollovers to a Roth IRA will be taxable).

8.	What are the tax consequences to me of the ESOP termination and the distribution of my account balance?

The termination of the ESOP itself will not cause any tax consequences to you.  The choices that you make concerning your form of distribution (stock or a combination of cash and stock), and whether you elect to receive a taxable distribution or roll over your account balance to another tax-qualified retirement plan or a traditional or Roth IRA will have tax consequences to you that you should understand before you make an election.  A more detailed tax notice will be sent to you at the time a distribution election form is provided to you.  The following are the general tax rules that currently apply to distributions and rollovers from the ESOP:

➢
If you elect a taxable distribution, you will be taxed on the amount of cash plus the fair market value of the WesBanco shares that are paid to you in the distribution.  The plan administrator is required to withhold 20% of the amount distributed and send it to the IRS as income tax withholding to be credited against your taxes, except that distributions that are made solely in the form of employer stock are generally not subject to withholding and except that with respect to distributions that include both cash and shares of employer stock, the amount withheld will not exceed the cash portion of the distribution.  You will then be required to report the distribution on your personal income tax return for the year of the distribution and pay federal (and possibly state) income taxes on the distribution.

➢
Please note that a taxable distribution from the ESOP generally will be subject to an additional 10% early withdrawal penalty unless one of the following exceptions applies at the time of the distribution: (i) you are over age 59 1/2, (ii) the distribution is made to your beneficiary on account of your death, (iii) you are disabled, or (iv) you are over age 55 and have separated from service.

➢
If you elect to roll over the distribution to another tax-qualified retirement plan or to a traditional IRA that accepts such rollovers, you will generally not be taxed on the distribution.  If you elect to receive a taxable distribution, you have 60 days following the distribution to contribute all or a portion of the distribution to another tax-qualified retirement plan or to an IRA, but the distribution will be subject to 20% federal income tax withholding as described above.  If you then want to roll over 100% of the payment to another retirement plan or to an IRA within such 60 day period, you must find other money to replace the 20% that is withheld.  If you roll over only the 80% that you received to a traditional IRA or to another employer plan, you will be taxed on the 20% that is withheld and that is not rolled over.

➢
If you roll over your distribution to a Roth IRA, the taxable amount of your distribution will be included in your taxable income.  A rollover of your distribution to a Roth IRA generally avoids the 10% tax on early distributions received prior to the date you reach age 59 1/2, become disabled, or retire under the terms of the plan.

➢
If you elect a direct rollover to another tax-qualified retirement plan or to a traditional IRA, the distribution will be paid from the ESOP directly to the trustee or sponsor of the other retirement plan or IRA, and not distributed to you. In a direct rollover, you will not be taxed on the distribution and no income tax will be withheld until you take it out of the successor plan.

➢
The above discussion only addresses a portion of the tax rules concerning distributions from the ESOP.  We strongly urge you to review the Special Tax Notice Regarding Plan Payments that will be sent to you when the distribution election form is provided to you – which will be after the IRS favorable determination letter is received – and to consult with your personal tax advisor before making any decisions concerning distributions of your account balance.

9.	Is there anything that I need to do concerning the termination of the ESOP and distribution of my ESOP account balance?

You should expect to receive a distribution election form as soon as practicable following the receipt of a favorable determination letter from the Internal Revenue Service on the termination of the ESOP.  In order to make sure this form is sent to your correct address, please make sure that you keep a current mailing address on file with WesBanco following the Merger.  Please contact WesBanco at Human Resources Department, WesBanco Bank, Inc., 1 Bank Plaza, Wheeling, West Virginia 26003, or by phone at 304-234-9000, with any updates.